UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2008

SIERRA MONITOR CORPORATION

(Exact name of registrant as specified in its charter)

California	000-7441	95-2481914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1991 Tarob Court Milpitas, California 95035
(Address of principal executive offices, including zip code)

(408) 262-6611
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On July 29, 2008, Sierra Monitor Corporation (“Sierra Monitor” or the “Company”) entered into Retention Agreements (each, an “Agreement” and collectively, the “Agreements”) with certain executive officers and employees of Sierra Monitor, including Gordon R. Arnold, President and Chief Executive Officer, and Michael C. Farr, Vice President, Operations.  The Agreements were effective immediately upon execution.

Except as otherwise noted below, the Agreements have substantially the same terms.  Each Agreement provides that in the event the executive officer’s employment with the Company is terminated without Cause (as such term is defined in the Agreement), or the executive officer resigns for Good Reason (as such term is defined in the Agreement), the executive officer will receive:

●   continuation of the executive officer’s Base Salary (as defined in the Agreement) (less applicable withholding taxes) for a period of six months following the date of termination of the executive officer’s employment with the Company; provided, however, that any such salary continuation will immediately terminate upon the executive officer’s commencement of full-time employment with another employer;

●   continuation of the executive officer’s commission payments (less applicable withholding taxes) for a period of six months following the executive officer’s termination of employment, each of which commission payments will be equal to the average of the commission payments received by the executive officer, if any, during the six months prior to the date of termination of the executive officer’s employment with the Company;

●   a pro-rata portion of the executive officer’s target fiscal year bonus, if any (less applicable withholdings) for the fiscal year in which the executive officer’s termination of employment occurs; provided, however, that such amount will be paid only if, and to the extent, the relevant performance targets by the Company and/or the executive officer, if any, are achieved, such amount will be pro-rated for the period of time during the fiscal year that the executive officer was an employee of the Company, and such amount will be paid at the time bonuses for the completed fiscal year are paid to other employees of the Company (but in no event later than two and one-half months following the end of the Company’s fiscal year);

●   full acceleration of all of the executive officer’s then outstanding and unvested equity awards and an extension of the post-termination exercise period for any outstanding equity awards for an additional twelve months following the date of termination of the executive officer’s employment with the Company; provided, however, that in no event may the outstanding equity awards be exercised beyond their original term(s) or expiration date(s); and

●   if the executive officer timely elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), reimbursement for premiums paid for continued health benefits under COBRA for the executive (and any eligible dependents) until the earlier of (i) six months from the date of termination of the executive officer’s employment with the Company termination, (ii) the date upon which the executive (and/or any eligible dependents) otherwise becomes eligible for health benefits under similar plans, or (iii) the date on which the executive officer (and/or any eligible dependents) is no longer eligible to receive continuation coverage pursuant to COBRA.

Each Agreement will terminate on the earlier to occur of the third anniversary of the effective date of the Agreement and the date on which all of the obligations of the parties under the Agreement have been satisfied.

In order to be eligible to receive benefits under the Agreement, each executive officer must sign and not revoke a release of claims agreement in favor of the Company (in a form acceptable to the Company).  Each Agreement also provides that the executive officer shall comply with a twenty-four month non-solicitation obligation and requirements of the Company’s proprietary information and inventions agreement and shall agree to not disparage the Company and its officers, directors, employees and shareholders.

The foregoing summary of the Agreements does not purport to be complete and is qualified in its entirety by reference to the Agreements, a form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Item 9.01    Financial Statements and Exhibits.

(d)        Exhibits.

10.1

Form of Retention Agreement by and between Sierra Monitor and certain of its executive officers.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2008	Sierra Monitor Corporation

/s/ Gordon R. Arnold
Gordon R. Arnold, President

Exhibit Index

Exhibit Number	Exhibit Title

10.1	Form of Retention Agreement by and between Sierra Monitor and certain of its executive officers.

Exhibit 10.1

SIERRA MONITOR CORPORATION

RETENTION AGREEMENT

This Retention Agreement (the “Agreement”) is made and entered into by and between __________ (“Employee”) and Sierra Monitor Corporation, a California corporation (the “Company”), effective as of July 29, 2008 (the “Effective Date”).

RECITALS

1.

It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control.  The Board of Directors of the Company (the “Board”) recognizes that such consideration can be a distraction to Employee and can cause Employee to consider alternative employment opportunities.  The Board has determined that it is in the best interests of the Company and its shareholders to ensure that the Company will have the continued dedication and objectivity of Employee, notwithstanding the possibility, threat or occurrence of a Change of Control of the Company.

2.

The Board believes that it is in the best interests of the Company and its shareholders to provide Employee with an incentive to continue his or her employment and to motivate Employee to maximize the value of the Company upon a Change of Control for the benefit of its shareholders.

3.

The Board believes that it is imperative to provide Employee with certain benefits upon a Change of Control and with certain severance benefits upon Employee’s termination of employment following a Change of Control.  These benefits will provide Employee with enhanced financial security and incentive and encouragement to remain with the Company notwithstanding the possibility of a Change of Control.

4.

The Board also believes that it is in the best interests of the Company and its shareholders to provide Employee with certain severance benefits upon Employee’s termination of employment apart from a Change of Control.

5.

Certain capitalized terms used in the Agreement are defined in Section 8 below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1.      Term of Agreement.  This Agreement will terminate on the earlier to occur of: (a) the third anniversary of the Effective Date and (b) the date on which all of the obligations of the parties hereto with respect to this Agreement have been satisfied.

2.      At-Will Employment.  The Company and Employee acknowledge that Employee’s employment is and will continue to be at-will, as defined under applicable law, except as may otherwise be specifically provided under the terms of any written formal employment agreement between the Company and Employee (an “Employment Agreement”).  If Employee’s employment terminates for any reason, including (without limitation) any termination not set forth in Section 3, Employee will not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement or under his Employment Agreement, if any.

3.      Severance Benefits.

(a)        Termination Without Cause or Resignation for Good Reason.  If the Company or its Affiliates terminates Employee’s employment with the Company or its Affiliates, respectively, without Cause (other than by reason of Employee’s death or Disability) or Employee resigns from such employment for Good Reason, and Employee signs and does not revoke a separation agreement and release of claims with the Company (in a form acceptable to the Company), then Employee will receive the following severance from the Company:

(i)       Salary Continuation.  Employee will receive continuation of Base Salary (less applicable withholding taxes) for a period of six (6) months following Employee’s termination of employment; provided, however, that any such salary continuation will immediately terminate upon Employee’s commencement of full-time employment with another employer.  Subject to Section 3(e), all such salary continuation payments shall be made in accordance with the Company’s normal payroll practices.

(ii)       Commission Payments. Employee will receive continuation of commission payments (less applicable withholding taxes) for a period of six (6) months following Employee’s termination of employment, each of which commission payments will be equal to the average of the commission payments received by Employee during the six (6) months prior to Employee’s termination date, if any.  Subject to Section 3(e), all such commission payments shall be made in accordance with the Company’s normal payroll practices.

(iii)       Bonus Payment.  Employee will receive a pro-rata portion of Employee’s target fiscal year bonus, if any (less applicable withholding taxes), for the fiscal year in which Employee’s termination of employment occurs.  Such amount (A) will only be paid if, and to the extent, the relevant performance targets by the Company and/or Employee are achieved, (B) will be pro-rated for the period of time during the fiscal year that Employee was an employee of the Company, and (C) will be paid at the time bonuses for the completed fiscal year are paid to other employees of the Company, but in no event later than two and one-half (2½) months following the end of the Company’s fiscal year; provided, however, such payment of the bonus shall be subject to Section 3(e).

(iv)        Equity.  Employee will be entitled to accelerated vesting as to 100% of the then unvested portion of all of Employee’s outstanding equity awards.  In addition, Employee will have twelve (12) months following any such termination in which to exercise any outstanding stock options or other similar rights to acquire Company common stock that are granted to Employee on or after the Effective Date; provided, however, that in no event may the outstanding stock options or other similar rights to acquire Company common stock be exercised beyond their original term(s) or expiration date(s).

(v)       Continued Employee Benefits.  If Employee elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for Employee and Employee’s eligible dependents, within the time period prescribed pursuant to COBRA, the Company will reimburse Employee for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to Employee’s termination) until the earlier of (A) a period of six (6) months from the last date of employment of the Employee with the Company, (B) the date upon which Employee and/or Employee’s eligible dependent/s becomes covered under similar plans, or (C) the date Employee and/or Employee’s eligible dependent/s is no longer eligible to receive continuation coverage pursuant to COBRA.  COBRA reimbursements shall be made by the Company to Employee consistent with the Company’s normal expense reimbursement policy, provided that Employee submits documentation to the Company substantiating his payments for such COBRA coverage.

For purposes of this Section 3(a), if Employee’s employment with the Company or one of its Affiliates terminates but he continues to remain employed by the Company or another one of its Affiliates (e.g., upon transfer from one Affiliate to another), he will not be determined to have been terminated without Cause and he will not be entitled to the benefits provided in this Section 3(a) until and unless his employment is terminated in accordance with this Section 3(a) with the Company and all of its Affiliates.

(b)   Disability; Death.  If the Company terminates Employee’s employment as a result of Employee’s Disability, or Employee’s employment terminates due to his or her death, then Employee will not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company’s then existing written severance and benefits plans and practices or pursuant to other written agreements with the Company, including, without limitation, any Employment Agreement.

(c)    Voluntary Resignation; Termination For Cause.  If Employee’s employment with the Company terminates (i) voluntarily by Employee (other than for Good Reason) or (ii) for Cause by the Company, then Employee will not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company’s then existing written severance and benefits plans and practices or pursuant to other written agreements with the Company, including, without limitation, any Employment Agreement.

(d)   Exclusive Remedy.  In the event of a termination of Employee’s employment as set forth in Section 3(a), the provisions of this Section 3 are intended to be and are exclusive and in lieu of any other rights or remedies to which Employee or the Company may otherwise be entitled, whether at law, tort or contract, in equity.  Employee will not be entitled to any benefits, compensation or other payments or rights upon a termination of employment other than those benefits expressly set forth in this Section 3.

(e)    Section 409A.

(i)       Notwithstanding anything to the contrary in this Agreement, if Employee is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the final regulations and any guidance promulgated thereunder (“Section 409A”) at the time of Employee’s termination (other than due to death), and the severance payable to Employee, if any, pursuant to this Agreement, when considered together with any other severance payments or separation benefits that are considered deferred compensation under Section 409A (together, the “Deferred Compensation Separation Benefits”) that are payable within the first six (6) months following Employee’s termination of employment, will become payable on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of Employee’s termination of employment.  All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit.  Notwithstanding anything herein to the contrary, if Employee dies following his or her termination but prior to the six (6) month anniversary of the date of termination, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of Employee’s death and all other Deferred Compensation Separation Benefits will be payable in accordance with the payment schedule applicable to each payment or benefit.  Each payment and benefit payable under this Agreement is intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

(ii)       Any amount paid under the Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations shall not constitute Deferred Compensation Separation Benefits for purposes of Section 3(e)(i) above.

(iii)      Any amount paid under the Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that does not exceed the Section 409A shall not constitute Deferred Compensation Separation Benefits for purposes of Section 3(e)(i) above.  For purposes of this Section 3(e), “Section 409A Limit” will mean the lesser of two (2) times: (A) Employee’s annualized compensation based upon the annual rate of pay paid to Employee during the Company’s taxable year preceding the Company’s taxable year of Employee’s termination of employment as determined under Treasury Regulation 1.409A-1(b)(9)(iii)(A)1) and any Internal Revenue Service guidance issued with respect thereto; or (B) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Employee’s employment is terminated.

(iv)      The foregoing provisions are intended to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply.  The Company and Employee agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition under Section 409A prior to actual payment to Employee.

4.      Limitation on Payments.  In the event that the severance and other benefits provided for in this Agreement or otherwise payable to Employee (i) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) but for this Section 4, would be subject to the excise tax imposed by Section 4999 of the Code, then Employee’s severance benefits under Section 4(a)(i) will be either:

(a)   delivered in full, or

(b)   delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Employee on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code.  Unless the Company and Employee otherwise agree in writing, any determination required under this Section 4 will be made in writing by the Company’s independent public accountants immediately prior to Change of Control or a “Big Four” accounting firm (the “Accountants”), whose determination will be conclusive and binding upon Employee and the Company for all purposes.  For purposes of making the calculations required by this Section 4, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.  The Company and Employee will furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section.  The Company will bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 4.  Any reduction in payments and/or benefits required by this Section 4 shall occur in the following order unless Employee elects in writing a different order prior to the date on which the event that triggers the severance and other benefits due hereunder occurs: (1) reduction of cash payments; and (2) reduction of other benefits paid to Employee.  In the event that acceleration of vesting of equity award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant for Employee’s equity awards unless Employee elects in writing a different order for cancellation prior to the triggering event.

5.      Non-Solicitation.  Employee agrees that during the period of Employee’s employment with the Company and for a period of twenty-four (24) months following the date of termination of Employee’s employment with the Company for any reason, Employee will not:

(a)    Directly or indirectly induce or attempt to influence any employee of the Company to leave the Company’s employ; or

(b)   Without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company’s business, any confidential information and material relating to the business of the Company.

6.      Non-Disparagement.  Employee agrees to refrain from any defamation, libel or slander of the Company and its respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns or tortious interference with the contracts and relationships of the Company and its respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns.  Employee acknowledges and agrees that any breach of this Section 6 shall constitute a material breach of the Agreement and shall entitle the Company immediately to recover all consideration paid under this Agreement, including, but not limited to the consideration described in Section 3.

7.      Resignation as Director.  Unless otherwise requested by the Board, Employee agrees and undertakes to resign his or her position as a member of the Board, if any, effective upon termination of employment with the Company.

8.      Definition of Terms.  The following terms referred to in this Agreement will have the following meanings:

(a)    Affiliate.  “Affiliate” means the Company and any other parent or subsidiary corporation of the Company, as such terms are defined in Section 424(e) and (f) of the Code.

(b)   Base Salary.  “Base Salary” means Employee’s annual salary at the rate in effect immediately preceding the Employee’s date of termination of employment with the Company.

(c)    Cause.  “Cause” means (i) Employee's continued failure to perform his or her employment duties and responsibilities after Employee has received a written demand of performance from the Company which describes the factual basis for the Company’s belief that Employee has not substantially performed his or her duties and responsibilities and provides Employee with thirty (30) calendar days to cure such non-performance to the Company’s satisfaction, (ii) any material act of personal dishonesty taken by Employee in connection with Employee's duties and responsibilities as an employee, (iii) Employee's conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude or that the Company reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business, (iv) Employee’s willful breach of any fiduciary duty owed by Employee to the Company that the Company reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business, (v) Employee being found liable in any Securities and Exchange Commission or other civil or criminal securities law action or any cease and desist order is entered with respect to any such action (regardless of whether or not Employee admits or denies liability in such action), (vi) Employee obstructing or impeding, endeavoring to influence, obstruct or impede, or failing to materially cooperate with, any investigation authorized by the Company, its Board of Directors or any governmental or self-regulatory organization.

(d)   Change of Control.  “Change of Control” means the occurrence of any of the following, in one or a series of related transactions:

(i)       Any one person, or more than one person acting as a group (“Person”) acquires ownership of the Company’s securities that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the Company’s then outstanding stock.  The term “Person” shall include any natural person, corporation, partnership, trust, or association, or any group or combination thereof, whose ownership of the Company’s securities would be required to be reported under Regulation 13(D) under the Securities Exchange Act of 1934, as amended, or any similar successor regulation or rule.  For purposes of this clause (i), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change of Control;

(ii)        A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iii)      The closing of any transaction involving a change in ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during any twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.  For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding the foregoing, the term “Change of Control” shall not include a consolidation, merger, or other reorganization if upon consummation of such transaction all of the outstanding voting stock of the Company is owned, directly or indirectly, by a holding company, and the holders of the Company’s common stock immediately prior to the transaction have substantially the same proportionate ownership and voting control of such holding company after such transaction.

Notwithstanding the foregoing, a transaction will not be deemed a Change of Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

For purposes of this Section 8(d), Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

(e)   Disability.  “Disability” will mean that Employee has been unable to perform his or her Company duties as the result of his or her incapacity due to physical or mental illness, and such inability, at least twenty-six (26) weeks after its commencement or 180 days in any consecutive twelve (12) month period, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Employee or Employee’s legal representative (such agreement as to acceptability not to be unreasonably withheld).  Termination resulting from Disability may only be effected after at least thirty (30) days’ written notice by the Company of its intention to terminate Employee’s employment.  In the event that Employee resumes the performance of substantially all of his or her duties hereunder before the termination of his or her employment becomes effective, the notice of intent to terminate will automatically be deemed to have been revoked.

(f)   Good Reason.  “Good Reason” will mean the occurrence of one or more of the following, without the Employee’s consent:

(i)      A material reduction of Employee’s duties or responsibilities;

(ii)       A material reduction in Employee’s base salary as in effect immediately prior to such reduction, other than pursuant to a reduction that is also applied to the base salaries of substantially all of the other Employee officers of the Company; or

(iii)      A material change in the geographic location at which Employee must perform his services; provided that in no instance will the relocation of Employee to a facility or a location of fifty (50) miles or less from Employee’s then present office location be deemed material for purposes of this Agreement;

provided, however, that before Employee may resign for Good Reason, (A) Employee must provide the Company with written notice within ninety (90) days of the initial event that Employee believes constitutes “Good Reason” specifically identifying the facts and circumstances claimed to constitute the grounds for Employee’s resignation for Good Reason and the proposed termination date (which will not be more than thirty (30) days after the giving of written notice hereunder by Employee to the Company), and (B) the Company must have an opportunity within thirty (30) days following delivery of such notice to cure the Good Reason condition.

9.      Successors.

(a)   The Company’s Successors.  Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets will assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession.  For all purposes under this Agreement, the term “Company” will include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 9(a) or which becomes bound by the terms of this Agreement by operation of law.

(b)   Employee’s Successors.  The terms of this Agreement and all rights of Employee hereunder will inure to the benefit of, and be enforceable by, Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

10.       Notice.

(a)   General.  Notices and all other communications contemplated by this Agreement will be in writing and will be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid.  In the case of Employee, mailed notices will be addressed to him or her at the home address which he or she most recently communicated to the Company in writing.  In the case of the Company, mailed notices will be addressed to its corporate headquarters, and all notices will be directed to the attention of its President.

(b)   Notice of Termination.  Any termination by the Company for Cause or by Employee for Good Reason will be communicated by a notice of termination to the other party hereto given in accordance with Section 10(a) of this Agreement.  Such notice will indicate the specific termination provision in this Agreement relied upon, will set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and will specify the termination date (which will be not more than thirty (30) days after the giving of such notice).

11.       Arbitration.  Employee and the Company agree that any and all disputes arising out of, or relating to, the terms of this Agreement, their interpretation, and any of the matters herein, will be subject to binding arbitration in Santa Clara County, California before the Judicial Arbitration & Mediation Services (“JAMS”) pursuant to its employment arbitration rules & procedures (“JAMS Rules”).  The arbitrator shall administer and conduct any arbitration in accordance with California law, including the California Code of Civil Procedure, and the arbitrator shall apply substantive and procedural California law to any dispute or claim, without reference to any conflict-of-law provisions of any jurisdiction.  To the extent that the JAMS Rules conflict with California law, California law will take precedence.  The Company and Employee agree that the prevailing party in any arbitration will be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award.  The Company and Employee agree that the prevailing party in any arbitration will be awarded its reasonable attorneys’ fees and costs.  The Company and Employee hereby agree to waive their right to have any dispute with the other party resolved in a court of law by a judge or jury.  This Section 11 will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of their dispute relating to Employee’s obligations under this Agreement and the agreements incorporated herein by reference.

12.  Miscellaneous Provisions.

(a)   Waiver.  No provision of this Agreement will be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Employee and by an authorized officer of the Company (other than Employee).  No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party will be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(b)   Headings.  All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

(c)   Entire Agreement.  This Agreement, together with any Employment Agreement, constitutes the entire agreement of the parties hereto and supersedes in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties with respect to the subject matter hereof.  Except as provided in Section 3(e) of this Agreement, no waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto and which specifically mention this Agreement.

(d)   Choice of Law.  The validity, interpretation, construction and performance of this Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

(e)   Severability.  The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision hereof, which will remain in full force and effect.

(f)   Withholding.  All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

(g)   Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(h)   Employee Acknowledgment.  Employee acknowledges (i) that Employee has consulted with or has the opportunity to consult with independent counsel of his or her own choice concerning this Agreement and has been advised to do so by the Company, and (ii) that Employee has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his or her own judgment.

(Signature Page Follows)

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

COMPANY:

SIERRA MONITOR CORPORATION

By:

Title:

EMPLOYEE:

Name: